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                                                                    EXHIBIT 4.7

                                     WAIVER

         THIS WAIVER (the "Waiver") is executed effective as of the 30th day of August, 1996, by John Brennan, an individual ("Brennan"), in connection with that certain Shareholders' Agreement dated September 20, 1995 (together with any modifications or amendments thereto, the Shareholders' Agreement), executed by and among Balanced Care Corporation, a Delaware corporation (the "Corporation") and Brennan, Brad E. Hollinger, an individual, Robert J. Sutton, an individual, Brian L. Barth, an individual, K.D. Investment, a Pennsylvania partnership and SAE Partners, a Pennsylvania partnership (hereinafter, any term used but not defined herein shall have the meaning ascribed to such term in the Shareholders' Agreement).

         Pursuant to Section 6 of the Shareholders' Agreement, Brennan has the right of first offer to purchase Additional Shares, on terms and conditions more specifically set forth therein (the "Right of First Offer").

         By signing this Waiver, Brennan hereby waives any and all rights arising under or in connection with said Right of First Offer in connection with that certain Capital Stock Purchase Warrant (the "Warrant") to be executed by the Corporation in favor of Hawthorn Health Properties, Inc., a California corporation (together with any subsequent transferees of all or any portion of said Warrant, the "Holder"), which Warrant entitles the Holder thereof to subscribe for and purchase up to 50,000 Shares of the Corporation.

         IN WITNESS WHEREOF, intending to be legally bound hereby, Brennan has caused this Waiver to be executed and delivered on the date first above written.

                                  SHAREHOLDER:

                                  /s/ John Brennan
                                  -----------------------------------
                                  JOHN BRENNAN

This Waiver is hereby acknowledged by and among the following:

BALANCED CARE CORPORATION,
a Delaware corporation

By: /s/  William T. McCarthy
   ------------------------------------
         Name:  WILLIAM T. MCCARTHY
         Title: CHIEF FINANCIAL OFFICER


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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SHAREHOLDERS:

/s/ Brad E. Hollinger
----------------------------------
BRAD E. HOLLINGER

/s/ Robert J. Sutton
----------------------------------
ROBERT J. SUTTON

/s/ Brian L. Barth
----------------------------------
BRIAN L. BARTH


K.D. INVESTMENT,
a Pennsylvania partnership

By: /s/ David Barber
   -------------------------------
         Name: David Barber
         Title: Managing Partner


SAE PARTNERS,
a Pennsylvania partnership

By: /s/ F. David Carr
   -------------------------------
         Name: F. David Carr
         Title: Managing Partner